Exhibit 21.1

                              List of Subsidiaries



Name                                                   Percentage Ownership
----                                                   --------------------

KRad Konsulting, LLC                                            100%

MedLink USA, Inc.                                               100%

Western Media Acquisition Corp.                                 100%
(Formerly Western Media Sports Holdings, Inc.)

Western Media Publishing Corporation                            100%

MedLink VPN, Inc.                                               100%

Norika USA, Inc.                                                100%

MedLink FE, Inc.                                                100%

MedLink India Software, Ltd.                                    100%